Exhibit 99.1

News Release

CONTACT:	Sameer Gokhale (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-2219	November 22, 2016
Larry Magnesen (Media)
(513) 534-8055

Fifth Third Bancorp Announces Net Exercise of Vantiv Warrant

and Associated Secondary Offering of Vantiv Shares

Cincinnati – On November 21, 2016, Vantiv, Inc. (NYSE: VNTV) conducted a secondary offering of 4.8 million shares of its Class A common stock on behalf of Fifth Third (Nasdaq: FITB). Vantiv is also concurrently repurchasing 850,000 shares of Vantiv Class A common stock from Fifth Third. The 5.65 million shares being sold by Fifth Third through these transactions were obtained through the net exercise of the entire remaining warrant position in Vantiv Holding, LLC and the exchange of those Vantiv Holding, LLC units for Class A shares of common stock in Vantiv, Inc. The warrant position gave Fifth Third the right to purchase approximately 7.8 million Class C units at a $15.98 strike price, which was settled through the net issuance of 5.65 million units.

The warrant exercise and related sale of Vantiv stock is consistent with Fifth Third’s goal of monetizing its remaining stake in Vantiv over time. The exercise of the entire remaining warrant will also serve to reduce the volatility of Fifth Third’s earnings by eliminating fair value adjustments related to the warrant. “We continue to take a deliberate and thoughtful approach to reducing our ownership interests in Vantiv,” said Greg Carmichael, Chief Executive Officer of Fifth Third. “Since the sale of a majority interest in Vantiv in 2009, the warrant position has generated approximately $528 million in after-tax value for Fifth Third’s shareholders.”

During the fourth quarter, Fifth Third expects to recognize a pre-tax gain of approximately $9 million (approximately $6 million after tax) related to these transactions. It will also add approximately 4 bps to Fifth Third’s Common Equity Tier 1 ratio. Following the offering and concurrent repurchase of shares by Vantiv, Inc., Fifth Third will beneficially own approximately 17.9% of Vantiv’s equity through its ownership of approximately 35 million Class B units of Vantiv Holding, LLC.

If the offering is consummated, Fifth Third will be entitled to appoint one director to Vantiv’s board of directors instead of two. Accordingly, Vantiv intends to decrease the size of its board to 11 members, and expects that one of the Fifth Third directors will resign from Vantiv’s board. Fifth Third will continue to account for its ownership in Vantiv under the equity method of accounting given the combination of its level of ownership in the outstanding voting interests of Vantiv, the significant contractual arrangements between Vantiv and Fifth Third and Fifth Third’s continued representation on the board of directors of Vantiv.

In connection with these transactions, Vantiv is expected to record a liability of approximately $175 million related to potential cash payments owed to Fifth Third over the next 15 plus years under the Tax Receivable Agreement.

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of September 30, 2016, the Company had $143 billion in assets and operates 1,191 full-service Banking Centers, including 94 Bank Mart® locations, most open seven days a week, inside select grocery stores and 2,497 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Wealth & Asset Management. As of September 30, 2016, Fifth Third also had an 18.3% interest in Vantiv Holding, LLC. Fifth Third is among the largest money managers in the Midwest and, as of September 30, 2016, had $314 billion in assets under care, of which it managed $27 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

Forward Looking Statements

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “anticipates,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated from time to time by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. There is a risk that additional information may become known during the company’s quarterly closing process or as a result of subsequent events that could affect the accuracy of the statements and financial information contained herein.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic or real estate market conditions, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, weaken or are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements and adequate sources of funding and liquidity may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties from Fifth Third’s investment in, relationship with, and nature of the operations of Vantiv, LLC; (21) loss of income from any sale or potential sale of businesses; (22) difficulties in separating the operations of any branches or other assets divested; (23) losses or adverse impacts on the carrying values of branches and long-lived assets in connection with their sales or anticipated sales; (24) inability to achieve expected benefits from branch consolidations and planned sales within desired timeframes, if at all; (25) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; and (26) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

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